Exhibit 99.b

EXHIBIT B

EXECUTION COPY

CONTRIBUTION AND EXCHANGE AGREEMENT

This Contribution and Exchange Agreement, dated as of March 2, 2006 (this “Agreement”), is entered into by and among TD Group Holdings, LLC, a Delaware limited liability company (the “Company”), Warburg Pincus Private Equity VIII, L.P. (“Warburg Pincus”) and the other Persons whose names are set forth on Schedule I hereto (together with Warburg Pincus, the “Members”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Section 8.1 of this Agreement.

R E C I T A L S

WHEREAS, on February 28, 2006, the Company was formed as a limited liability company under the Delaware Limited Liability Company Act, tit. 6, Section 18-101, et seq., by the filing of the Certificate of Formation of the Company (the “Certificate of Formation”) with the Secretary of State of the State of Delaware on such date;

WHEREAS, as of the date hereof, each Member owns the number of shares of common stock, par value $0.01 per share (the “TD Group Common Stock”), of TransDigm Group Incorporated, a Delaware corporation (“TD Group”), set forth opposite such Member’s name on Schedule I hereto;

WHEREAS, TD Group has filed a Registration Statement on Form S-1 (as the same may be amended from time to time, the “Registration Statement”) with the SEC pursuant to which TD Group will pursue the Initial Public Offering of the TD Group Common Stock; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, each Member desires to contribute to the Company all of the TD Group Common Stock owned by it immediately after giving effect to the closing of the Initial Public Offering (the “Measurement Time”) and, in exchange therefor, on the Closing Date, the Company desires to issue to each such Member a number of Class A Common Units of the Company (the “Class A Units”) equal to the number of shares of TD Group Common Stock contributed by such Member to the Company in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.
CONTRIBUTION AND EXCHANGE

Section 1.1.                                Contributions of TD Group Common Stock. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, including, without limitation, the satisfaction of the conditions set forth in Article VI of this Agreement, on the Closing Date, and in exchange for the consideration provided in Section 1.2 hereof, each Member hereby agrees to contribute, transfer, assign and convey to the Company all right, title and interest in and to all of the TD Group Common Stock owned by such Member as of the Measurement Time, together with any and all rights, privileges, benefits and obligations appertaining thereto, reserving unto such Member no rights or interests therein whatsoever, to have and to hold the same unto the Company and its successors and assigns, from and after the Closing Date to its own proper use forever; provided, however, that, if as of the Measurement Time, the aggregate number of shares of TD Group Common Stock owned by such Member is equal to or less than the product of (i) 0.10 and (ii) such Member’s Initial Holdings (as hereinafter defined), such Member shall not be required to contribute any shares of TD Group Common Stock to the Company. For the purposes of this Agreement, each Member’s “Initial Holdings” shall mean the number of shares of TD Group Common Stock set forth opposite such Member’s name on Schedule I hereto, after giving effect to the stock split that TD Group intends to effect prior to the closing of the Initial Public Offering. Any and all TD Group Common Stock contributed to the Company on the Closing Date as provided in this Section 1.1 shall be contributed to the Company free and clear of all Liens other than Liens arising pursuant to applicable federal and state securities laws.

Section 1.2.                                Acceptance of Contributions; Exchanges. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, including, without limitation, the satisfaction of the conditions set forth in Article VI of this Agreement, on the Closing Date, the Company hereby agrees to accept the contributions of the TD Group Common Stock from each Member as contemplated by Section 1.1 hereof and, in exchange thereof, the Company hereby agrees that it shall issue to each Member that makes a contribution of TD Group Common Stock to the Company as herein provided, a number of Class A Units equal to the number of shares of TD Group Common Stock so contributed to the Company by such Member on the Closing Date.

Section 1.3.                                Transfers of TD Group Common Stock Prior Closing Date. Each Member hereby acknowledges and agrees that from and after the date hereof through and including the Closing Date, such Member and all TD Group Common Stock owned or hereafter acquired by such Member shall continue to be subject to the terms and conditions set forth in the Stockholders’ Agreement and the Registration Rights Agreement, and in the event the transactions contemplated hereby are not consummated for any reason whatsoever, such agreements shall remain in full force and effect.

ARTICLE II.
CLOSING

The closing of the transactions contemplated by this Agreement (the “Closing”) shall be held at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York, 10019, on the closing date of the Initial Public Offering, it being understood and agreed that the Closing shall occur as close to (but in any event subsequent to) the closing of the Initial Public Offering as is reasonably practicable. The date on which the Closing occurs is referred to herein as the “Closing Date.”  At the Closing, (a) each Member that holds any shares of TD Group Common Stock shall deliver, or cause to be delivered, to the Company the stock certificates representing such TD Group Common Stock, duly endorsed or accompanied by a duly executed stock power, all in appropriate form and sufficient for transfer of all of such TD Group Common Stock to the Company free and clear of all Liens (other than Liens arising pursuant to applicable federal and state securities laws); and (b) the Company shall issue to each

Member the number of Class A Units that are issuable to such Member in accordance with the terms and conditions set forth herein.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Member as follows:

Section 3.1.                                Organization; Organizational Structure. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 3.2.                                Limited Operations. The Company has recently been formed to acquire, invest in, hold, market and dispose of shares of TD Group Common Stock; the Company has not conducted any business other than certain start-up activities and certain business activities conducted by it in connection with the transactions contemplated hereby and the transactions contemplated by the Initial Public Offering.

Section 3.3.                                Corporate Proceedings; Enforceability. The Managing Member of the Company has authorized the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby and no other action on the part of the Company is necessary to authorize such execution and delivery by the Company or the consummation by the Company of the transactions contemplated hereby. Upon such execution and delivery by the Company (and assuming that this Agreement is duly executed and delivered by each of the other parties hereto), this Agreement shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally (whether in a proceeding in law or in equity).

Section 3.4.                                Valid Issuance. The Class A Units to be issued by the Company pursuant to the terms of this Agreement, when issued in accordance with the terms and conditions set forth in this Agreement will be validly issued, fully paid and nonassessable membership interests in the Company.

Section 3.5.                                Consents and Approvals; Conflicts. Except with respect to filings required to be made under applicable state and federal securities laws, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not require any consent, approval or authorization of, or filing, registration or qualification with, any governmental entity or any other Person on the part of the Company or the vote, consent or approval in any manner of the holders of any security of the Company as a condition to the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not violate (a) the terms and conditions of the Company’s certificate of formation or the TD Operating Agreement, or (b) subject to the accuracy of the representations and warranties of the Members contained in Article IV hereof, any federal or state law applicable to the Company.

Section 3.6.                                Private Offering. Neither the Company nor anyone acting on its behalf has offered, or shall offer, the Class A Units for issue or sale to, or solicited any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Class A Units within the provisions of Section 5 of the Securities Act. Based in part upon the representations of the other parties hereto that are set forth herein, the offer, issuance and sale of the Class A Units as contemplated by this Agreement is and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

Each Member, severally and not jointly, represents and warrants to the Company as follows:

Section 4.1.                                Title to TD Group Common Stock. Such Member is the record and beneficial owner (or the custodian thereof) of all of the shares of TD Group Common Stock that are set forth opposite such Member’s name on Schedule I hereto (except, at the Closing, for any such shares which are sold by such Member in the Initial Public Offering), and such Member has good and valid title to such shares free and clear of all Liens other than Liens arising under (a) applicable federal and state securities laws and (b) the Stockholders’ Agreement.

Section 4.2.                                Proceedings; Enforceability. The general partner, board of managers or any comparable governing body of such Member has authorized the execution and delivery by such Member of this Agreement and the consummation by such Members of the transactions contemplated hereby and no other action on the part of such Member is necessary to authorize such execution and delivery by such Member or the consummation by such Member of the transactions contemplated hereby. Upon such execution and delivery by such Member (and assuming that this Agreement is duly executed and delivered by each of the other parties hereto), this Agreement shall constitute a valid and binding obligation of such Member, enforceable against such Member in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally (whether in a proceeding in law or in equity).

Section 4.3.                                Consents and Approvals; Conflicts. Except with respect to filings required to be made under applicable state and federal securities laws, the execution and delivery of this Agreement by such Member and the consummation by such Member of the transactions contemplated hereby do not require any consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person on the part of such Member or the vote, consent or approval in any manner of the holders of any security of such Member as a condition to the execution and delivery of this Agreement by such Member or the consummation by such Member of the transactions contemplated hereby. The execution and delivery by such Member of this Agreement and the consummation by such Member of the transactions contemplated hereby will not violate (a) the terms and conditions of such Member’s limited liability company operating agreement, limited partnership agreement or any analogous organizational document, (b) any agreement or instrument to which such Member is a party or by which it is bound or (c) any federal or state law applicable to such Member.

Section 4.4.                                Investment Representations and Warranties.

(a)                                  Such Member acknowledges that the Class A Units to be issued to such Member by the Company pursuant to the terms and conditions set forth in this Agreement will not be registered under the Securities Act, nor registered or qualified under any state securities laws, and that such Class A Units will be issued pursuant to an exemption from such registration and qualification based in part upon such Member’s representations and warranties contained herein. Such Member represents and warrants that it is acquiring the Class A Units solely for its own account for investment and not with a view toward the resale, transfer, or other distribution thereof.

(b)                                 Such Member is familiar with the proposed business and operations of the Company and TD Group, and has been given the opportunity to obtain from the Company all information that such Member has requested regarding the Company’s and TD Group’s business plans and prospects.

(c)                                  Such Member has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement, and is able to bear the economic risk of the investment in the Company (including a complete loss of the value of such investment).

(d)                                 Such Member recognizes that upon the consummation of the transactions contemplated hereby no public market shall exist for the Class A Units issued in accordance with the terms of this Agreement, and none may exist in the future. Such Member acknowledges that it must bear the economic risk of the investment contemplated by this Agreement indefinitely unless such Class A Units, are registered pursuant to the Securities Act, or an exemption from such registration is available, and unless the disposition of such Class A Units is qualified or registered under applicable state securities laws or an exemption from such qualification or registration is available, and that, the Company has no present intention of so registering the Class A Units issued pursuant to the terms of this Agreement. Such Member acknowledges that there is no assurance that any exemption from the Securities Act will be available, or, if available, that such exemption will allow such Member to transfer any or all of the Class A Units in the amounts, or at the times such Member might propose.

(e)                                  Such Member is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act.

ARTICLE V.

INTENTIONALLY OMITTED

ARTICLE VI.
CONDITIONS TO CLOSING

The obligation of each of party to this Agreement to effect the Closing is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

(a)                                  Closing of Initial Public Offering. The Initial Public Offering shall have been consummated.

(b)                                 Representations and Warranties.

(i)                                     In the case of the Members, the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of such date; and

(ii)                                  In the case of the Company, the representations and warranties made by each Member in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of such date, provided if the foregoing condition shall not be satisfied with respect to any one Member, the Company shall be required to close the transactions contemplated hereby with respect to each other Member who has satisfied the foregoing condition (provided that the condition set forth in paragraph (a) above has been satisfied).

ARTICLE VII.
TERMINATION

This Agreement shall terminate and no longer be of any further force of effect if the Closing shall have not have occurred on or before the date that is ninety (90) days from the date hereof.

ARTICLE VIII.
MISCELLANEOUS PROVISIONS

Section 8.1.                                Terms Defined. As used in this Agreement, the following terms have the respective meaning set forth below:

(a)                                  “Initial Public Offering” shall mean the underwritten initial public offering pursuant to an effective Registration Statement under the Securities Act covering the offer and sale of the TD Group Common Stock to the public generally and as a result of which the shares of TD Group Common Stock shall be designated for trading on the New York Stock Exchange or any other national stock exchange or national quotation system as the Board of Directors of TD Group may determine.

(b)                                 “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or other), or any other claim or charge similar in purpose or effect to any of the foregoing.

(c)                                  “Person” shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

(d)                                 “Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of July 22, 2003, among the institutional investors whose names and addresses are set forth on Schedule I thereto, the employees of TransDigm Inc. and certain of its subsidiaries whose names and addresses are set forth on Schedule II thereto and TD Group (f/k/a TD Holding Corporation).

(e)                                  “TD Operating Agreement” shall mean that certain Limited Liability Company Agreement of TD Group Holdings, LLC, dated as of the date hereof, by and among the Company, the Managing Member and the other Persons whose names are set forth on Schedule I thereto.

(f)                                    “SEC”  shall mean the Securities and Exchange Commission.

(g)                                 “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(h)                                 “Stockholders’ Agreement” shall mean that certain Stockholders’ Agreement, dated as of July 22, 2003, by and among TD Group (f/k/a TD Holding Corporation), Warburg Pincus, the other institutional investors whose names and addresses are set forth on Schedule I thereto and the employees of TransDigm Inc. and certain of its subsidiaries whose names and addresses are set forth on Schedule II thereto.

Section 8.2.                                Amendments. This Agreement may be amended, modified or supplemented with, and only with, the prior written consent of the Company and each Member.

Section 8.3.                                Assignment; Parties in Interest. Neither this Agreement nor any of the rights, duties or obligations of any party hereunder may be assigned or delegated by any party hereto except with the prior written consent of the Company (in the case of any assignment by a Member) and each of the Members (in the case of an assignment by the Company).

Section 8.4.                                Entire Agreement. This Agreement and the other Transaction Documents (as defined in the TD Operating Agreement) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, supersede and are in full substitution for any and all prior agreements and understandings among them relating to such subject matter, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants or agreements, except as specifically set forth herein or therein.

Section 8.5.                                Descriptive Headings. The descriptive headings of the several sections (including subsections) of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 8.6.                                Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto (including by facsimile), and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

Section 8.7.                                Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to contracts made and performed therein, without regard to any conflicts of law principles thereof.

Section 8.8.                                Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid, illegal or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

Section 8.9.                                Specific Performance. Without limiting or waiving in any respect any rights or remedies of any party under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto shall be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Contribution and Exchange Agreement to be executed on the day and year first above written.

TD GROUP HOLDINGS, LLC

By:	Warburg Pincus Private Equity VIII, L.P., its Managing Member

By:	Warburg Pincus Partners LLC, its General Partner

By:	Warburg Pincus & Co., its Managing Member

By:	/s/ DAVID BARR
Name: David Barr
Title: Partner

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

By:	Warburg Pincus Partners LLC, its General Partner

By: Warburg Pincus & Co., its Managing Member

By:	/s/ DAVID BARR
Name: David Barr
Title: Partner

ALPINVEST PARTNERS CS INVESTMENTS 2003 C.V., duly represented by AlpInvest Partners 2003 B.V., its general partner, in turn represented by AlpInvest Partners N.V., its managing director

By:	/s/ E.M.J. THYSSEN
Name: E.M.J. Thyssen
Title: Managing Partner

ALPINVEST PARTNERS LATER STAGE CO-INVESTMENTS CUSTODIAN II, B.V., holding the interest as custodian for AlpInvest Partners Later Stage Co-Investments Custodian II C.V., as represented by AlpInvest Partners N.V., it managing member

	By:	/s/ E.M.J. THYSSEN
Name: E.M.J. Thyssen
Title: Managing Partner

SSB CAPITAL PARTNERS (MASTER FUND) I, LP

	By:	SSBPIF GP CORP., its General Partner

By:	/s/ TOWNSEND WEEKES JR.
Name: Townsend Weekes Jr.
Title: Vice President

CTD INVESTMENTS LLC

By:	Citigroup Alternative Investments LLC, its Manager

	By:	/s/ TOWNSEND WEEKES JR.
Name: Townsend Weekes Jr.
Title: Authorized Signatory

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A.S.F. CO-INVESTMENT PARTNERS II, L.P.

By:	PAF 1/03, LLC, as General Partner

By:	Old Kings II, LLC, as Managing Member

By:	/s/ PAUL R. CROTTY
Name: Paul R. Crotty
Title: Authorized Member

BANC OF AMERICA CAPITAL INVESTORS, L.P.

By:	Banc of America Capital Management, L.P., its general partner

	By:	BACM I GP, LLC, its General Partner

	By:	/s/ ROBERT L. EDWARDS, JR.
Name: Robert L. Edwards, Jr.
Title: Authorized Signatory

ML TD HOLDINGS, LLC

By:	Merrill Lynch Investment Managers, L.P., its Manager

By:	/s/ ANDREW J. DONOHUE
Name: Andrew J. Donohue
Title: Authorized Signatory

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NEW YORK STATE RETIREMENT
CO-INVESTMENT FUND L.P.

By:	PCG NYS Investments LLC, its General Partner

By:	Pacific Corporate Group LLC, its Managing Member

By:	/s/ STEPHEN MOSELEY
Name: Stephen Moseley
Title: Managing Director

TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

By:	/s/ HOLLY HOLTZ
Name: Holly Holtz
Title: Director

/s/ MICHAEL GRAFF
Michael Graff

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SCHEDULE I

Members

	Name and Address of Member	Initial Holdings*

	Warburg Pincus Private Equity VIII, L.P. c/o Warburg Pincus LLC 466 Lexington Avenue New York, NY 10017 Facsimile: (212) 878-9100	180,841
Attn:	Kewsong Lee
	David Barr

	AlpInvest Partners CS Investments 2003 C.V. 630 Fifth Avenue, 28th Floor New York, NY 10111	21,323.95

	AlpInvest Partners Later Stage Co-Investments Custodian II, B.V. 630 Fifth Avenue, 28th Floor New York, NY 10111	2,393.02

	SSB Capital Partners (Master Fund) I, LP 388 Greenwich St., 32nd Floor, New York, NY 10013 Facsimile No.: (212) 816-0229 Attn: Blair Jacobson	11,858

	CTD Investments LLC 388 Greenwich St., 32nd Floor, New York, NY 10013 Facsimile No.: (212) 816-0229 Attn: Blair Jacobson	2,965

	A.S.F. Co-Investment Partners II, L.P. A.S.F. Co-Investment Partners II, L.P. c/o Portfolio Advisors, LLC 9 Old Kings Highway South Darien, CT 06920 Attention: Hugh Perloff	14,823

* All share numbers are prior to giving effect to the stock split that TD Group will effect in connection with the IPO, and all such numbers shall automatically be deemed adjusted upon the effectiveness of such stock split.

Banc of America Capital Investors, L.P. 100 North Tryon Street, 25th Floor Banc of America Capital Investors Charlotte, NC 28255 Facsimile No.: (704) 386-6432 Attention: Robert L. Edwards	23,717

ML TD Holdings, LLC c/o Merrill Lynch Investment Managers 800 Scudders Mill Road Plainsboro, NJ 08536 Attention: Lynn Baranski	13,637

New York State Retirement Co-Investment Fund L.P. c/o Pacific Corporate Group LLC 1200 Prospect Street, Suite 200 La Jolla, CA 92037	5,929

Teachers Insurance and Annuity Association of America 730 Third Avenue New York, NY 10017-3206 Attention: Holly Holtz and Nancy DeBuccio, Securities Division - Private Equity Funds Facsimile No.: (212) 907-2454	8,894

Michael Graff 22 East 95th Street New York, New York 10128	178

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